Exhibit 1.01 Conflict Minerals Report This Conflict Minerals Report for the year ended December 31, 2023 is provided by JELD-WEN Holding, Inc. (the “Company” or “JELD-WEN”) pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). Under the Rule, we are required to make certain disclosures regarding our manufactured products that contain conflict minerals, provided those conflict minerals are necessary to the functionality or production of those products. As defined by the Rule and for purposes of this report, the conflict minerals are cassiterite, columbite-tantalite (coltan), wolframite, gold and their derivatives, which currently are limited to tin, tantalum and tungsten (collectively, the “conflict minerals” or “3TG”). Except as detailed below, based on our reasonable country of origin inquiry, the Company has no reason to believe that the 3TG in any of our products is funding armed conflict in the Democratic Republic of Congo or an adjoining country (collectively, the “Covered Countries”). However, it remains challenging for many companies and their suppliers (including us and our suppliers) to gather complete and reliable data. For that reason, we have not been able to rule out the possibility that some conflict minerals in our products may have originated in the Covered Countries and may not be from recycled or scrap sources. Consequently, we exercised due diligence on the origin and chain of custody of the 3TGs and we are providing this Conflict Minerals Report to describe our due diligence processes and procedures. References in this report to “we,” “us” or “our” refers to the Company and our subsidiaries, unless otherwise specified or unless the context otherwise requires. 1. Company Overview JELD-WEN is one of the world’s largest door and window manufacturers. We design, produce and distribute an extensive range of interior and exterior doors, windows and related products for use in the new construction and the repair and remodel of residential homes and non-residential buildings. We operate manufacturing and distribution facilities located primarily in North America and Europe.

A. Our Conflict Minerals Policy JELD-WEN supports the humanitarian goal of ending violent conflict in the Covered Countries and is committed to avoiding the use of conflict minerals in its products that either directly or indirectly contribute to the ongoing turmoil in the Covered Countries. JELD‐WEN does not directly purchase any conflict minerals, and we expect our suppliers to source any designated minerals from socially responsible sources. The Company’s Conflict Minerals Policy, which outlines the Company’s expectations and commitments, is publicly available at https://www.jeld-wen.com/en-us/about-us/company/conflict-mineral-policy. B. Our Supply Chain and Due Diligence As a downstream company, JELD-WEN does not generally have a direct relationship with mines from which mineral ores are extracted, or with 3TG smelters and refiners or other upstream participants. There are multiple tiers between our direct suppliers and the 3TG smelter for a particular component, which makes it difficult for us to ascertain the ultimate source of 3TG that may be contained in products we manufacture. As a result, the Company must rely on its direct suppliers to work with their upstream suppliers to provide accurate information on the origin of any 3TG contained in the components and materials that we purchase. The Company’s supply chain is managed by a global procurement team that oversees local and regional sourcing and supplier arrangements. Our conflict minerals compliance process covers the supply chain for all of our applicable operations. We conduct an annual analysis of each of our products to identify those that might contain 3TG, including a review of our products’ bill of materials and consulting with procurement and engineering personnel, and we determined that the following product categories may include covered products: chemicals, glass, hardware, metals and components. From these product categories, we reviewed our supplier list for all manufacturing locations and excluded service providers, other non- manufacturing suppliers, as well as vendors with whom we spent less than $50,000 in 2023. Based on these criteria, we identified 345 in-scope direct suppliers of materials and components. We surveyed all in-scope direct suppliers identified through this process. For consistency, we sent the same conflict minerals letter to all identified suppliers globally, requesting that they provide information regarding 3TG and smelters using the Conflict Minerals Reporting Template

(the “CMRT”), which was developed by the Electronic Industry Citizenship Coalition (the “EICC”) and the Global e-Sustainability Initiative (the “GeSI”). The EICC and GeSI are widely regarded as industry leaders in conflict minerals reporting. We instructed our suppliers in responding to our survey to designate on the CMRT any smelters used directly or indirectly. Through this process, 341 different smelters were identified by our suppliers. We reviewed these reported smelters against the list of smelters identified by the Responsible Minerals Initiative (“RMI”) as being conformant with the Responsible Minerals Assurance Process (“RMAP Conformant”). The RMAP Conformant list prepared by RMI consists of smelters and refiners (“SORs”) that have undergone a third-party audit of its company-level management processes for responsible mineral procurement. 2. Conflict Minerals Compliance Program A. Design of our Compliance Program Our conflict minerals compliance program has been designed to conform, in all material respects, with the framework described in The Organisation for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”). The OECD Guidance is an internationally recognized due diligence framework. Our specific due diligence efforts are discussed in this Conflict Minerals Report. B. Company Management Systems (i) Our Policy and Supplier Code of Conduct JELD-WEN has a Conflict Minerals Policy, which is posted on our website. We also have a Supplier Code of Conduct (https://www.jeld-wen.com/en-us/supplier-information), which applies to all suppliers who provide services and goods to the Company or any of its subsidiaries. (ii) Our Team The Company has a cross-functional conflict minerals team to support our supply chain due diligence related to 3TG. Our conflict minerals team includes subject matter experts from relevant functions, including legal, compliance, finance, procurement and supply chain, engineering and information systems. This team meets on an as needed basis and engages with key stakeholders both internally and externally, collects and analyzes data and evaluates 3TG risks to establish the chain of custody and traceability of upstream suppliers, products and materials in the Company’s supply chain. Senior management is regularly briefed about the results of our compliance efforts and compliance updates are provided to the Audit Committee of our Board of Directors, as appropriate. (iii) Supplier Engagement Education, engagement and oversight regarding our policies and expectations are an essential component of our management systems and are overseen by the working group. Accordingly, we expect our suppliers to (i) source materials from socially responsible suppliers, (ii) work with us to determine the potential use of 3TG in our supply chain and (iii) conduct the necessary due diligence and provide us with proper verification of the source of materials used in their products. We send detailed communications to our in-scope direct suppliers of materials and components worldwide, outlining our expectations concerning supply chain due diligence and directing suppliers to utilize the CMRT to provide the requested information. Specifically, we send a letter to our global manufacturing suppliers, followed up with various communications and then we personally contact suppliers who have not responded or provided incomplete information. Finally, we provide a Company contact to answer any questions the suppliers may have regarding our conflict minerals compliance program. (iv) Grievance Mechanism We have established grievance mechanisms available to employees and suppliers to report violations of the law or Company policies, including our Conflict Minerals Policy. The Company has created the JELD-WEN Ethics Helpline, which provides employees and others a way to report concerns about potential violations. JELD-WEN’s Ethics Helpline is operated by a third-party to help ensure processing consistency and to protect anonymity. The Company encourages suppliers to report ethical concerns or policy violations as outlined in the JELD- WEN Supplier Code of Conduct.

(v) Maintenance of Records We retain relevant documentation we receive in connection with our conflict minerals compliance program and related due diligence, in compliance with the Company’s records retention program. C. Identify and Assess Conflict Mineral Risk in the Supply Chain To conduct our reasonable country of origin inquiry, we surveyed all in-scope direct suppliers of materials and components worldwide who were identified through our compliance process. Of the suppliers surveyed, we received responses from 70%. We relied on our in-scope direct suppliers to provide us with information about the source of 3TG contained in their materials or components. Our in-scope direct suppliers similarly relied upon information provided by their suppliers. Some of our in-scope direct suppliers provide company-wide responses in connection with conflict minerals due diligence requests from us and from their other customers, and consequently, their company-wide responses speak to all of their products and are not limited to products supplied only to JELD-WEN. In such instances, we are receiving sourcing data on certain materials and components that may not actually be supplied to us due to the comprehensive nature of the supplier’s company-wide response, and this resulted in a significant increase in the number of smelters and refineries identified. See Appendix A for a list of smelters and refiners identified through our due diligence process. Certain in-scope suppliers reported African Gold Refinery, which has been sanctioned by the United States Department of Treasury, Office of Foreign Assets Control. The Company has no direct business with this SOR. As part of our remediation process, we have initiated communications with the suppliers that submitted this SOR and have requested each supplier take steps to remove the SOR from their supply chain. Our conflict minerals working group sent to our in-scope direct suppliers a notification describing the Company’s conflict minerals compliance program, conflict mineral training documentation and the CMRT. Using the CMRT, the working group solicited information from those suppliers regarding the inclusion of 3TG in the products they supply to the Company. The working group then reviewed the supplier responses against certain criteria to determine which required further investigation. Where the supplier reported that a smelter may have sourced minerals from a Covered Country, we compared the list of smelters to the RMAP Conformant smelter list. All known smelters that were reported by our suppliers as sourcing from a Covered Country appear on the RMAP Conformant list. D. Design and Implement a Strategy to Respond to Identified Conflict Mineral Risks Based on the 3TG risks identified, the working group (i) analyzed and evaluated supplier responses against an established list of risk indicators to identify potential risks within the Company’s supply chain, (ii) re-evaluated the Company’s standard operating procedure to identify and act upon such risks, (iii) discussed the findings of our risk assessment with the Vice President, NA Sourcing & Logistics and an Assistant General Counsel and (iv) refined and updated the Company’s strategy to manage such risks. We continue to engage in regular on- going risk assessment through our annual conflict minerals survey of suppliers. E. Independent Third-Party Audit of Supply Chain Due Diligence In accordance with guidance issued by the U.S. Securities and Exchange Commission (the “SEC”), the Company is not required to submit an audit report of this Conflict Minerals Report prepared by an independent private sector auditor. F. Report on Supply Chain Due Diligence This Conflict Minerals Report is being filed with the SEC as an exhibit to our Specialized Disclosure Report on Form SD. This report also is available on our website at https://investors.jeld-wen.com/financials/sec-filings. 3. Continuous Improvement Efforts The Company expects to continue to refine and improve its conflict minerals due diligence process. To further mitigate the risk that any conflict minerals in our products finance or benefit armed groups, we intend to engage in continued supplier engagement to increase the number and quality of supplier responses. Further, if we become aware of a supplier who is not in compliance with our Conflict Minerals Policy, we plan to engage with the supplier for a remedy and, where necessary, find an alternative source of 3TG. We also expect to engage with relevant trade associations and industry initiatives to help improve supply chain diligence best practices consistent with OECD Guidance.

Cautionary Language on Forward-Looking Statements Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause our expectations and assumptions to not be accurate. Important factors that could cause actual results to differ materially from these expectations include, among other things, the challenges associated with understanding our entire supply chain to reach the source of conflict minerals; changes in law, regulations and the implementation of such laws and regulations concerning conflict minerals; and evolving practices that may influence our future actions. For more information about these and other risks and uncertainties, see the “Risk Factors” section included in our Annual Report on Form 10-K and our other filings with the SEC. Forward-looking statements included in this filing speak only as of the date of this filing, and the Company is under no obligation to update these statements to reflect subsequent events or circumstances except as required by law.

Appendix A Smelter or Refiner Name Gold  8853 S.p.A.  ABC Refinery Pty Ltd.  Abington Reldan Metals, LLC  Advanced Chemical Company  African Gold Refinery  Agosi AG  Aida Chemical Industries Co., Ltd.  Al Etihad Gold Refinery DMCC  Albino Mountinho Lda.  Alexy Metals  Almalyk Mining and Metallurgical Complex (AMMC)  AngloGold Ashanti Corrego do Sitio Mineracao  Argor‐Heraeus S.A.  Asahi Pretec Corp.  Asahi Refining Canada Ltd.  Asahi Refining USA Inc.  Asaka Riken Co., Ltd.  Atasay Kuyumculuk Sanayi Ve Ticaret A.S.  AU Traders and Refiners  Augmont Enterprises Private Limited  Aurubis AG  Bangalore Refinery  Bangko Sentral ng Pilipinas (Central Bank of the Philippines)  Boliden AB  C. Hafner GmbH + Co. KG  Caridad  CCR Refinery ‐ Glencore Canada Corporation  Cendres + Metaux S.A.  CGR Metalloys Pvt Ltd.  Chimet S.p.A.  Chugai Mining  Coimpa Industrial LTDA  Daye Non‐Ferrous Metals Mining Ltd.  Degussa Sonne / Mond Goldhandel GmbH  Dijllah Gold Refinery FZC  Dongwu Gold Group  Dowa  DSC (Do Sung Corporation)  Eco‐System Recycling Co., Ltd. East Plant  Eco‐System Recycling Co., Ltd. North Plant  Eco‐System Recycling Co., Ltd. West Plant  Emerald Jewel Industry India Limited (Unit 1)

Emerald Jewel Industry India Limited (Unit 2)  Emerald Jewel Industry India Limited (Unit 3)  Emerald Jewel Industry India Limited (Unit 4)  Emirates Gold DMCC  Fidelity Printers and Refiners Ltd.  Fujairah Gold FZC  Geib Refining Corporation  GG Refinery Ltd.  GGC Gujrat Gold Centre Pvt. Ltd.  Gold by Gold Colombia  Gold Coast Refinery  Gold Refinery of Zijin Mining Group Co., Ltd.  Great Wall Precious Metals Co., Ltd. of CBPM  Guangdong Jinding Gold Limited  Guoda Safina High‐Tech Environmental Refinery Co., Ltd.  Hangzhou Fuchunjiang Smelting Co., Ltd.  Heimerle + Meule GmbH  Heraeus Germany GmbH Co. KG  Heraeus Metals Hong Kong Ltd.  Hunan Chenzhou Mining Co., Ltd.  Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.  HwaSeong CJ CO., LTD.  Industrial Refining Company  Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.  International Precious Metal Refiners  Ishifuku Metal Industry Co., Ltd.  Istanbul Gold Refinery  Italpreziosi  JALAN & Company  Japan Mint  Jiangxi Copper Co., Ltd.  JSC Ekaterinburg Non‐Ferrous Metal Processing Plant  JSC Novosibirsk Refinery  JSC Uralelectromed  JX Nippon Mining & Metals Co., Ltd.  K.A. Rasmussen  Kaloti Precious Metals  Kazakhmys Smelting LLC  Kazzinc  Kennecott Utah Copper LLC  KGHM Polska Miedz Spolka Akcyjna  Kojima Chemicals Co., Ltd.  Korea Zinc Co., Ltd.  Kundan Care Products Ltd.  Kyrgyzaltyn JSC  Kyshtym Copper‐Electrolytic Plant ZAO  L'azurde Company For Jewelry  Lingbao Gold Co., Ltd.

Lingbao Jinyuan Tonghui Refinery Co., Ltd.  L'Orfebre S.A.  LS‐NIKKO Copper Inc.  LT Metal Ltd.  Luoyang Zijin Yinhui Gold Refinery Co., Ltd.  Marsam Metals  Materion  Matsuda Sangyo Co., Ltd.  MD Overseas  Metal Concentrators SA (Pty) Ltd.  Metallix Refining Inc.  Metalor Technologies (Hong Kong) Ltd.  Metalor Technologies (Singapore) Pte., Ltd.  Metalor Technologies (Suzhou) Ltd.  Metalor Technologies S.A.  Metalor USA Refining Corporation  Metalurgica Met‐Mex Penoles S.A. De C.V.  Mitsubishi Materials Corporation  Mitsui Mining and Smelting Co., Ltd.  MKS PAMP SA  MMTC‐PAMP India Pvt., Ltd.  Modeltech Sdn Bhd  Morris and Watson  Moscow Special Alloys Processing Plant  Nadir Metal Rafineri San. Ve Tic. A.S.  Navoi Mining and Metallurgical Combinat  NH Recytech Company  Nihon Material Co., Ltd.  Ogussa Osterreichische Gold‐ und Silber‐Scheideanstalt GmbH  Ohura Precious Metal Industry Co., Ltd.  OJSC "The Gulidov Krasnoyarsk Non‐Ferrous Metals Plant" (OJSC Krastsvetmet)  Pease & Curren  Penglai Penggang Gold Industry Co., Ltd.  Planta Recuperadora de Metales SpA  Prioksky Plant of Non‐Ferrous Metals  PT Aneka Tambang (Persero) Tbk  PX Precinox S.A.  QG Refining, LLC  Rand Refinery (Pty) Ltd.  Refinery of Seemine Gold Co., Ltd.  REMONDIS PMR B.V.  Royal Canadian Mint  SAAMP  Sabin Metal Corp.  Safimet S.p.A  SAFINA A.S.  Sai Refinery  Sam Precious Metals

Samduck Precious Metals  SAMWON METALS Corp.  SEMPSA Joyeria Plateria S.A.  Shandong Gold Smelting Co., Ltd.  Shandong Humon Smelting Co., Ltd.  Shandong Tiancheng Biological Gold Industrial Co., Ltd.  Shandong Zhaojin Gold & Silver Refinery Co., Ltd.  Shenzhen CuiLu Gold Co., Ltd.  Shenzhen Zhonghenglong Real Industry Co., Ltd.  Shirpur Gold Refinery Ltd.  Sichuan Tianze Precious Metals Co., Ltd.  Singway Technology Co., Ltd.  SOE Shyolkovsky Factory of Secondary Precious Metals  Solar Applied Materials Technology Corp.  Sovereign Metals  State Research Institute Center for Physical Sciences and Technology  Sudan Gold Refinery  Sumitomo Metal Mining Co., Ltd.  SungEel HiMetal Co., Ltd.  Super Dragon Technology Co., Ltd.  T.C.A S.p.A  Tanaka Kikinzoku Kogyo K.K.  Tokuriki Honten Co., Ltd.  Tongling Nonferrous Metals Group Co., Ltd.  TOO Tau‐Ken‐Altyn  Torecom  Umicore Precious Metals Thailand  Umicore S.A. Business Unit Precious Metals Refining  United Precious Metal Refining, Inc.  Valcambi S.A.  WEEEREFINING  Western Australian Mint (T/a The Perth Mint)  WIELAND Edelmetalle GmbH  Yamakin Co., Ltd.  Yokohama Metal Co., Ltd.  Yunnan Copper Industry Co., Ltd.  Zhongyuan Gold Smelter of Zhongjin Gold Corporation     Tantalum  5D Production OU  AMG Brasil  Changsha South Tantalum Niobium Co., Ltd.  D Block Metals, LLC  F&X Electro‐Materials Ltd.  FIR Metals & Resource Ltd.  Global Advanced Metals Aizu  Global Advanced Metals Boyertown  Guangdong Rising Rare Metals‐EO Materials Ltd.

Hengyang King Xing Lifeng New Materials Co., Ltd.  Jiangxi Dinghai Tantalum & Niobium Co., Ltd.  Jiangxi Tuohong New Raw Material  JiuJiang JinXin Nonferrous Metals Co., Ltd.  Jiujiang Tanbre Co., Ltd.  Jiujiang Zhongao Tantalum & Niobium Co., Ltd.  KEMET de Mexico  Materion Newton Inc.  Metallurgical Products India Pvt., Ltd.  Mineracao Taboca S.A.  Mitsui Mining and Smelting Co., Ltd.  Molycorp Silmet A.S.  Ningxia Orient Tantalum Industry Co., Ltd.  PowerX Ltd.  QuantumClean  Resind Industria e Comercio Ltda.  RFH Yancheng Jinye New Material Technology Co., Ltd.  Solikamsk Magnesium Works OAO  Taki Chemical Co., Ltd.  TANIOBIS Co., Ltd.  TANIOBIS GmbH  TANIOBIS Japan Co., Ltd.  TANIOBIS Smelting GmbH & Co. KG  Telex Metals  Ulba Metallurgical Plant JSC  XIMEI RESOURCES (GUANGDONG) LIMITED  XinXing Haorong Electronic Material Co., Ltd.  Yanling Jincheng Tantalum & Niobium Co., Ltd.    Tin       Alpha  An Vinh Joint Stock Mineral Processing Company  Aurubis Berango  Aurubis Beerse  Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.  Chifeng Dajingzi Tin Industry Co., Ltd.  China Tin Group Co., Ltd.  CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda  CRM Synergies  CV Ayi Jaya  CV Venus Inti Perkasa  Dongguan CiEXPO Environmental Engineering Co., Ltd.  Dowa  DS Myanmar  Electro‐Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company  EM Vinto  Estanho de Rondonia S.A.  Fabrica Auricchio Industria e Comercio Ltda.

Fenix Metals  Gejiu City Fuxiang Industry and Trade Co., Ltd.  Gejiu Kai Meng Industry and Trade LLC  Gejiu Non‐Ferrous Metal Processing Co., Ltd.  Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.  Gejiu Zili Mining And Metallurgy Co., Ltd.  Guangdong Hanhe Non‐Ferrous Metal Co., Ltd.  HuiChang Hill Tin Industry Co., Ltd.  Jiangxi New Nanshan Technology Ltd.  Luna Smelter, Ltd.  Ma'anshan Weitai Tin Co., Ltd.  Magnu's Minerais Metais e Ligas Ltda.  Malaysia Smelting Corporation (MSC)  Malaysia Smelting Corporation Berhad (Port Klang)  Melt Metais e Ligas S.A.  Metallic Resources, Inc.  Mining Minerals Resources SARL  Mineracao Taboca S.A.  Minsur  Mitsubishi Materials Corporation  Modeltech Sdn Bhd  Nghe Tinh Non‐Ferrous Metals Joint Stock Company  Novosibirsk Tin Combine  O.M. Manufacturing (Thailand) Co., Ltd.  O.M. Manufacturing Philippines, Inc.  Operaciones Metalurgicas S.A.  Pongpipat Company Limited  Precious Minerals and Smelting Limited  PT Aries Kencana Sejahtera  PT Artha Cipta Langgeng  PT ATD Makmur Mandiri Jaya  PT Babel Inti Perkasa  PT Babel Surya Alam Lestari  PT Bangka Prima Tin  PT Bangka Tin Industry  PT Belitung Industri Sejahtera  PT Bukit Timah  PT Cipta Persada Mulia  PT Menara Cipta Mulia  PT Mitra Stania Prima  PT Mitra Sukses Globalindo  PT Panca Mega Persada  PT Premium Tin Indonesia  PT Prima Timah Utama  PT Putera Sarana Shakti (PT PSS)  PT Rajawali Rimba Perkasa  PT Rajehan Ariq  PT Refined Bangka Tin

PT Sariwiguna Binasentosa  PT Stanindo Inti Perkasa  PT Sukses Inti Makmur  PT Timah Tbk Kundur  PT Timah Tbk Mentok  PT Tinindo Inter Nusa  PT Tirus Putra Mandiri  PT Tommy Utama  Resind Industria e Comercio Ltda.  Rui Da Hung  Super Ligas  Thaisarco  Tin Smelting Branch of Yunnan Tin Co., Ltd.  Tin Technology & Refining  Tuyen Quang Non‐Ferrous Metals Joint Stock Company  VQB Mineral and Trading Group JSC  White Solder Metalurgia e Mineracao Ltda.  Yunnan Chengfeng Non‐ferrous Metals Co., Ltd.  Yunnan Yunfan Non‐ferrous Metals Co., Ltd.    Tungsten  A.L.M.T. TUNGSTEN Corp.  ACL Metais Eireli  Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.  Artek LLC  Asia Tungsten Products Vietnam Ltd.  China Molybdenum Co., Ltd.  Chongyi Zhangyuan Tungsten Co., Ltd.  CNMC (Guangxi) PGMA Co., Ltd.  Cronimet Brasil Ltda  DONGKUK INDUSTRIES CO., LTD.  Fujian Xinlu Tungsten Co., Ltd.  Ganzhou Jiangwu Ferrotungsten Co., Ltd.  Ganzhou Seadragon W & Mo Co., Ltd.  Global Tungsten & Powders LLC  Guangdong Xianglu Tungsten Co., Ltd.  H.C. Starck Tungsten GmbH  HANNAE FOR T Co., Ltd.  Hubei Green Tungsten Co., Ltd.  Hunan Chenzhou Mining Co., Ltd.  Hunan Jintai New Material Co., Ltd.  Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch  Hydrometallurg, JSC  Japan New Metals Co., Ltd.  Jiangwu H.C. Starck Tungsten Products Co., Ltd.  Jiangxi Gan Bei Tungsten Co., Ltd.  Jiangxi Minmetals Gao'an Non‐ferrous Metals Co., Ltd.  Jiangxi Tonggu Non‐ferrous Metallurgical & Chemical Co., Ltd.

Jiangxi Xinsheng Tungsten Industry Co., Ltd.  Jiangxi Yaosheng Tungsten Co., Ltd.  JSC "Kirovgrad Hard Alloys Plant"  Kenee Mining Corporation Vietnam  Kennametal Fallon  Kennametal Huntsville  Lianyou Metals Co., Ltd.  Lianyou Resources Co., Ltd.  LLC Vostok  Malipo Haiyu Tungsten Co., Ltd.  Masan High‐Tech Materials  Moliren Ltd.  Nam Viet Cromit Joint Stock Company  Niagara Refining LLC  NPP Tyazhmetprom LLC  OOO “Technolom” 1  OOO “Technolom” 2  Philippine Chuangxin Industrial Co., Inc.  Shinwon Tungsten (Fujian Shanghang) Co., Ltd.  TANIOBIS Smelting GmbH & Co. KG  Tungsten Vietnam Joint Stock Company  Unecha Refractory Metals Plant  Wolfram Bergbau und Hutten AG  Xiamen Tungsten (H.C.) Co., Ltd.  Xiamen Tungsten Co., Ltd.  YUDU ANSHENG TUNGSTEN CO., LTD.